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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant / /
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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Papa John's International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 99900
Louisville, Kentucky 40269-0900

April 9, 2001

Dear Stockholder:

    On behalf of the entire Papa John's team, I invite you to join us for the Company's upcoming Annual Meeting of Stockholders. The meeting will begin at 11:00 a.m. on Thursday, May 17, 2001, at the Company's corporate offices located at 2002 Papa John's Boulevard, Louisville, Kentucky.

    Following the formal items of business to be brought before the meeting, we will discuss our 2000 results and answer your questions. After the meeting, we hope you will join us for a slice of Papa John's pizza!

    Thank you for your continued support of Papa John's. We look forward to seeing you on May 17.

Sincerely,
/s/ JOHN H. SCHNATTER
JOHN H. SCHNATTER Founder, Chairman of the Board, Chief Executive Officer and President

PAPA JOHN'S INTERNATIONAL, INC.
P.O. Box 99900
Louisville, Kentucky 40269-0900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2001

To the Stockholders:

    The Annual Meeting of Stockholders of Papa John's International, Inc. (the "Company") will be held at the Company's corporate offices located at 2002 Papa John's Boulevard, Louisville, Kentucky on Thursday, May 17, 2001, at 11:00 a.m. (E.D.T.), for the following purposes:

  (1)
  To elect two directors to serve until the annual meeting of stockholders in 2004;

  (2)
  To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 30, 2001; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

    A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on March 23, 2001, are entitled to receive notice of and to vote at the meeting.

                      By Order of the Board of Directors

                      /s/ Charles W. Schnatter

                      Charles W. Schnatter

                      Senior Vice President, Chief Development Officer,
                      Secretary and General Counsel

Louisville, Kentucky
April 9, 2001

IMPORTANT

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

PAPA JOHN'S INTERNATIONAL, INC.
P.O. Box 99900
Louisville, Kentucky 40269-0900

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2001

GENERAL INFORMATION

    This Proxy Statement and accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Papa John's International, Inc., a Delaware corporation (the "Company"), to be voted at the Company's Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments thereof. The Annual Meeting will be held at the Company's corporate offices located at 2002 Papa John's Boulevard, Louisville, Kentucky on Thursday, May 17, 2001, at 11:00 a.m. (E.D.T.) for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy card are first being mailed to stockholders on or about April 9, 2001.

    A stockholder signing and returning a proxy has the power to revoke it at any time before the shares subject to it are voted by (i) notifying the Secretary of the Company in writing of such revocation, (ii) filing a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. If a proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the proxy will be voted FOR the nominees for director named in the Proxy Statement and FOR the ratification of Ernst & Young LLP as the Company's independent auditors for the 2001 fiscal year and in the discretion of proxy holders on such other business as may properly come before the Annual Meeting.

    The original solicitation of proxies by mail may be supplemented by telephone and other means of communication and through personal solicitation by officers, directors and other employees of the Company, at no compensation. Corporate Investor Communications, Inc. has been retained to distribute proxy materials and to provide proxy solicitation services for a fee of approximately $5,250, plus reasonable out-of-pocket expenses. Proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

RECORD DATE AND VOTING SECURITIES

    The Board has fixed the record date for the Annual Meeting as the close of business on March 23, 2001 (the "Record Date"), and all holders of record of Common Stock on the Record Date are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose reasonably related to the Annual Meeting, for a period of ten days prior to the Annual Meeting at the Company's principal executive offices at 2002 Papa John's Boulevard, Louisville, Kentucky. At the Record Date, there were 22,724,306 shares of Common Stock outstanding. For each share of Common Stock held on the Record Date, a stockholder is entitled to one vote on each matter to be considered at the Annual Meeting. A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the meeting.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who also will determine whether a quorum exists. Abstentions or "withheld" votes will be treated as present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of matters submitted to the stockholders. Since Delaware law treats only those shares voted "for" a matter as affirmative votes, abstentions or withheld votes will have the same effect as negative votes or votes "against" a particular matter. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

    The following table sets forth certain information as of March 12, 2001 (except as noted otherwise), with respect to the beneficial ownership of Common Stock by (i) each director or nominee for director of the Company, (ii) each of the executive officers named in the Summary Compensation Table in this Proxy Statement, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock.

Directors and Executive Officers	Number of Shares(1)		Percent of Class(2)
John H. Schnatter P.O. Box 99900 Louisville, Kentucky 40269	6,798,647	(3)	29.6%
Blaine E. Hurst(4)	191,501	(5)	*
Charles W. Schnatter	248,542	(6)	1.1%
Robert J. Wadell	57,250	(7)	*
Michael R. Cortino	4,500	(8)	*
Barry M. Barron(9)	52,864	(10)	*
O. Wayne Gaunce	31,087	(11)	*
Jack A. Laughery	21,300	(12)	*
Wade S. Oney	687,150	(13)	2.9%
Michael W. Pierce	57,872	(14)	*
Richard F. Sherman	47,450	(15)	*
All directors and executive officers as a group (18 persons, including those named above)	8,561,061	(16)	35.0%

Other 5% Beneficial Owners	Number of Shares(1)		Percent of Class(2)
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	3,440,960	(17)	15.0%
Massachusetts Financial Services Company 500 Boylston Street Boston, Massachusetts 02116	1,307,325	(18)	5.7%
Shapiro Capital Management Company, Inc. 3060 Peachtree Road, N.W. Atlanta, Georgia 30305	2,170,700	(19)	9.0%

*
Represents less than one percent of class.

(1)
Based upon information furnished to the Company by the named persons and information contained in filings with the Securities and Exchange Commission ("SEC"). Under SEC rules, a person is deemed to own beneficially shares over which the person has or shares voting or investment power or which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares shown as owned by them.

(2)
Based on 22,741,582 shares outstanding as of March 12, 2001, except as otherwise noted. Shares of Common Stock subject to currently exercisable options are deemed outstanding for purposes of computing the percentage of class for the person or group holding such options but are not deemed outstanding for purposes of computing the percentage of class for any other person or group.

(3)
Includes 202,028 shares subject to options exercisable within 60 days, 1,420,230 shares held in two GRATs, and 975,210 shares held in a family limited partnership. Mr. Schnatter holds sole voting and investment power for all such shares.

(4)
Mr. Hurst resigned from the Company effective December 31, 2000; his beneficial ownership is shown as of that date.

(5)
Includes 191,501 shares subject to exercisable options.

(6)
Includes 104,752 shares subject to options exercisable within 60 days.

(7)
Represents 57,250 shares subject to options exercisable within 60 days.

(8)
Represents 4,500 shares subject to options exercisable within 60 days.

(9)
Mr. Barron resigned from the Company effective February 10, 2001; his beneficial ownership is shown as of that date.

(10)
Represents 52,864 shares subject to exercisable options.

(11)
Includes 18,000 shares subject to options exercisable within 60 days and 9,000 shares held in a trust of which Mr. Gaunce is co-trustee with shared voting and investment power.

(12)
Includes 19,500 shares subject to options exercisable within 60 days and 1,800 shares held by Mr. Laughery's spouse, as to which shares Mr. Laughery disclaims beneficial ownership.

(13)
Includes 665,804 shares subject to options exercisable within 60 days.

(14)
Includes 18,500 shares subject to options exercisable within 60 days, 9,000 shares held by a partnership in which Mr. Pierce has a 50% interest, as to which Mr. Pierce shares voting and investment power, and 114 shares held by Mr. Pierce's spouse, as to which shares Mr. Pierce disclaims beneficial ownership.

(15)
Includes 47,250 shares subject to options exercisable within 60 days.

(16)
Includes 1,680,014 shares subject to options exercisable within 60 days held by all directors and executive officers.

(17)
As disclosed in a Schedule 13G filed with the SEC. Reflects beneficial ownership (based on sole or shared voting or dispositive power) of the reporting entity and its affiliates reported as of December 31, 2000. Percentage of class is shown as disclosed in the filing.

(18)
As disclosed in a Schedule 13G filed with the SEC. Reflects beneficial ownership (based on sole or shared voting or dispositive power) of the reporting entity and its affiliates reported as of February 12, 2001. Percentage of class is shown as disclosed in the filing.

(19)
As disclosed in a Schedule 13G filed with the SEC. Reflects beneficial ownership (based on sole or shared voting or dispositive power) of the reporting entity and its affiliates reported as of February 9, 2001. Percentage of class is shown as disclosed in the filing.

1.  ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term and one class is elected each year. The Board of Directors is authorized to fix the number of directors within the range of three to fifteen members, and, effective at the 2001 Annual Meeting, the Board size has been set at seven members. Charles W. Schnatter and Richard F. Sherman are the members of the class to be elected at the 2001 Annual Meeting and have been nominated to serve as directors for a three-year term expiring at the annual meeting to be held in 2004. The remaining five directors will continue to serve in accordance with their previous elections. Blaine E. Hurst resigned from the Board effective December 31, 2000.

    It is intended that shares represented by proxies received in response to this Proxy Statement will be voted for the nominees listed below, unless otherwise directed by a stockholder in his or her proxy. Although it is not anticipated that any of the nominees will decline or be unable to serve, if that should occur the proxy holders may, in their discretion, vote for a substitute nominee or nominees. Directors are elected by a plurality of the votes cast.

    Set forth below is information concerning the nominees for election and each director whose term will continue after the 2001 Annual Meeting.

NOMINEES FOR ELECTION TO THE BOARD
For a Three-Year Term Expiring in 2004

Name	Age	Position or Office	Director Since
Charles W. Schnatter	38	Senior Vice President, Chief Development Officer, Secretary, General Counsel and Director	1993
Richard F. Sherman	57	Director	1993

DIRECTORS CONTINUING IN OFFICE
Term Expiring in 2002

John H. Schnatter	39	Founder, Chairman of the Board, Chief Executive Officer and President	1990
Wade S. Oney	39	Director	1999

Term Expiring in 2003

O. Wayne Gaunce	68	Director	1993
Jack A. Laughery	66	Director	1993
Michael W. Pierce	49	Director	1993

    Charles W. Schnatter.  Charles Schnatter has served as General Counsel and Secretary since 1991, has been a Senior Vice President of the Company since 1993, and in February 2001 was named Chief Development Officer. From 1988 to 1991, he was an attorney with Greenebaum Doll & McDonald PLLC, Louisville, Kentucky, a law firm that provides legal services to the Company. He was a Papa John's franchisee from 1989 to 1997, and has been a franchisee since 1999. Mr. Schnatter served on the board of directors of PJ America, Inc. until March 2001.

    Richard F. Sherman.  Mr. Sherman is a private investor who has been a Papa John's franchisee, and a consultant to the Company, since 1991. From 1987 to 1991, Mr. Sherman was Chairman and President of Rally's Hamburgers, Inc. From 1984 to 1987, Mr. Sherman was President and a director of Church's Chicken, Inc. From 1971 to 1984, Mr. Sherman was Group Executive Vice President and Director of Hardee's Food Systems, Inc. and its parent, Imasco USA, Inc. Mr. Sherman serves on the board of directors of Reed's Jewelers, Inc., and is Chairman of the board of directors of PJ America, Inc.

    John H. Schnatter.  John Schnatter created the Papa John's concept and founded the Company in 1985. He has served as Chairman of the Board and Chief Executive Officer since 1990 and, from 1985 to 1990, served as President, a position to which he was reappointed in January 2001. He has been a Papa John's franchisee since 1986.

    Wade S. Oney.  Wade Oney served as Chief Operating Officer of the Company from 1995 until March 2000; he continues to serve as an employee of the Company working on special projects. From 1992 to 1995, Mr. Oney served as the Company's Regional Vice President of Southeast Operations. From 1989 to 1992, Mr. Oney held various positions with Domino's Pizza, Inc. Mr. Oney has been a franchisee of the Company since 1993.

    O. Wayne Gaunce.  Since 1988, Mr. Gaunce has been the principal of Gaunce Management, Inc., which oversees the operation of franchised restaurants, including Papa John's, Long John Silver's and Jerry's restaurants. For more than the past five years, Mr. Gaunce has also developed and managed real estate properties, principally in the restaurant industry. Mr. Gaunce has been a Papa John's franchisee since 1991.

    Jack A. Laughery.  Mr. Laughery is a restaurant investor and consultant, and has been a Papa John's franchisee since 1992. From 1990 until his retirement in 1994, Mr. Laughery was Chairman of Hardee's Food Systems, Inc. From 1962 to 1990, Mr. Laughery was employed by Hardee's Food

Systems, Inc., retiring as Chief Executive Officer in 1990. Mr. Laughery serves on the boards of directors of Mass Mutual Corporate Investors and Mass Mutual Participation Investors.

    Michael W. Pierce.  Since 1987, Mr. Pierce has been President of Arkansas Investment Group, Inc., which owns real estate in central Arkansas. Since 1992, Mr. Pierce has been President of Arkansas Pizza Group, Inc., a Papa John's franchisee. Since 1996, Mr. Pierce has been President of Missouri Pizza Group, LLC, a Papa John's franchisee, and Highbar Management Group, Inc., which provides management services. Since 1998, Mr. Pierce has been the managing member of Oklahoma Pizza Group, LLC, a Papa John's franchisee. From 1974 to 1985, Mr. Pierce was involved in real estate development and construction, including development of restaurant properties.

    John and Charles Schnatter are brothers. There are no other family relationships among the Company's directors, executive officers and other key personnel.

Meetings of the Board of Directors

    The Board met on eight occasions during 2000. Each director attended at least 75% of the meetings of the Board and the Board committees on which he served during his period of service in 2000.

Committees of the Board of Directors

    In addition to an Executive Committee, which is comprised of John Schnatter, Charles Schnatter and Richard Sherman, the Board of Directors has standing Compensation, Audit and Nominating committees.

    Compensation Committee.  The Compensation Committee is comprised of Messrs. Gaunce and Laughery. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all corporate officers and management personnel; review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans; and administer the 1993 Stock Ownership Incentive Plan and the 1999 Team Member Stock Ownership Plan. The Compensation Committee met two times in 2000. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

    Audit Committee.  The Audit Committee is comprised of Messrs. Laughery, Pierce and Sherman. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent auditors of the Company, discuss and review the scope and the fees of the prospective annual audit and review the audit results with the independent auditors, review and approve non-audit services of the independent auditors, review compliance with accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices. The Audit Committee met three times in 2000. See "AUDIT COMMITTEE REPORT."

    Two members of the Audit Committee, Messrs. Laughery and Pierce, are considered "independent" under listing standards of the National Association of Securities Dealers ("NASD"). Mr. Sherman, the chairman of the Audit Committee, may not meet the NASD independence requirements because of the services he provides to the Company under a consulting agreement. However, under SEC and NASD rules applicable to the composition of corporate audit committees, including the Board's Audit Committee, the Board may, in certain circumstances and in the best interests of the Company and its stockholders, appoint a director to the Audit Committee who is not deemed "independent." In May 2000, when the current members of the Audit Committee were appointed, the Board determined that Mr. Sherman's management experience, extensive background in the restaurant industry and his knowledge of the Company and its business, necessitated his continued service on the Audit Committee in the best interests of the Company's stockholders.

    Nominating Committee.  In March 2001, the Board appointed a Nominating Committee comprised of Messrs. Gaunce, Laughery and Pierce, none of whom is employed by the Company. The principal functions of the Nominating Committee will be to recommend to the Board nominees for director to be elected by the Company's stockholders or elected by the Board to fill vacancies, and nominees for selection to membership on the Board's various committees.

Compensation of Directors

    Directors who are not also employees of the Company are eligible to participate in the Company's 1993 Non-Employee Directors Stock Option Plan (the "Director Plan"). Under the terms of the Director Plan, non-employee directors who do not otherwise hold options to purchase shares of Common Stock upon their initial election to the Board of Directors are awarded options to purchase 27,000 shares of Common Stock upon joining the Board. Each non-employee director (regardless of option ownership) is then eligible to receive options for an additional 13,500 shares after each three years of continuous Board service. The next scheduled awards under the Director Plan to current non-employee directors are in June 2002. The options are granted at fair market value and vest in equal one-third installments upon the earlier of each subsequent annual meeting of stockholders or the anniversary of the option grant date. In addition, non-employee directors who serve on the Executive Committee of the Board receive an annual award of 7,500 options (at fair market value and with a two-year vesting schedule).

    Non-employee directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Directors who are employees of the Company do not receive additional compensation for services rendered as a director.

    During 2000, Mr. Sherman was compensated at a rate of $12,000 per month (increased from $10,000 per month as of March 2000), plus group health insurance coverage, for providing consulting services to the Company. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION—Consulting Agreement."

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the annual and long-term compensation paid, earned or accrued by the Company's Chief Executive Officer and its next four most highly compensated executive officers for services rendered in all capacities to the Company for the years indicated.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)		Securities Underlying Stock Options(#)	All Other Compensation ($)(2)

John H. Schnatter Founder, Chairman, Chief Executive Officer and President	2000 1999 1998	229,327 225,000 275,000	0 0 0	61,065 75,213 —	(3) (3)	0 35,000 5,000	183,021 183,002 183,368
Blaine E. Hurst(4) Vice Chairman and President	2000 1999 1998	467,970 351,538 275,769	0 0 0	— — —		0 50,000 80,000	2,550 1,059 0
Robert J. Wadell(5) President, PJ Food Service	2000 1999 1998	293,115 230,000 223,846	0 159 0	— — —		0 25,000 5,000	2,550 758 0
Barry M. Barron(6) Senior Vice President— International	2000 1999 1998	203,846 185,000 146,250	60,000 37,000 26,064	— — —		0 10,000 52,364	2,431 625 0
Michael R. Cortino(7) Senior Vice President— Corporate Operations	2000 1999	189,712 19,038	55,000 6,923	39,942 —	(8)	30,000 30,000	0 0

(1)
Except as otherwise indicated, other annual compensation paid to each named executive officer, including perquisites and other personal benefits, was less than ten percent of the officer's annual salary and bonus.

(2)
The amounts in this column represent:

(a)
For Mr. Schnatter, premiums advanced by the Company for the purchase of split-dollar life insurance coverage; these premiums will be recovered by the Company out of the cash value or proceeds from the policy.

(b)
For the other named officers, the amount of the Company's contribution to the officer's account in the Company's 401(k) defined contribution plan.

(3)
Includes $45,976 in 2000 and $50,860 in 1999 attributable to the Company for payments earned from Papa John's Marketing Fund, Inc., for the use of Mr. Schnatter's image and services in the production and use of Company advertising. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION—Other Transactions." Also includes $6,914 in 2000 and $12,874 in 1999 for automobile allowance and reimbursement of automobile expenses for personal use, and $8,175 in 2000 and $11,238 in 1999 for personal tax preparation and planning.

(4)
Mr. Hurst resigned from the Company effective December 31, 2000.

(5)
In February 2001, Mr. Wadell was also appointed Chief Operating Officer of the Company.

(6)
Mr. Barron resigned from the Company effective February 10, 2001.

(7)
Mr. Cortino was employed by the Company in November 1999.

(8)
Includes $33,575 in reimbursed relocation expenses.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning stock options granted to the named executive officers during the 2000 fiscal year. The Company does not grant stock appreciation rights ("SARs").

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
		% of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted(1)
			Exercise or Base Price ($/Share)
				Expiration Date
Name					5%($)	10%($)
John H. Schnatter	0	—	—	—	—	—
Blaine E. Hurst	0	—	—	—	—	—
Robert J. Wadell	0	—	—	—	—	—
Barry M. Barron	0	—	—	—	—	—
Michael R. Cortino	30,000	21.09%	25.13	05/22/10	474,150	1,201,350

(1)
All options were awarded under the 1999 Team Member Stock Ownership Plan. All options vest immediately in the event of a change in control of the Company and have a term of ten years. The options become exercisable in annual installments of 25%, beginning May 22, 2001.

(2)
Assumed annual appreciation rates are set by the SEC and are not a forecast of future appreciation. The amounts shown are pre-tax and assume the options will be held throughout the entire ten-year term. If Papa John's Common Stock does not increase in value after the grant date of the options, the options are valueless.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    Set forth below is information with respect to option exercises by the named executive officers in the 2000 fiscal year and unexercised stock options held by the named executive officers at the end of the Company's 2000 fiscal year. There were no SARs outstanding at the 2000 fiscal year-end.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
	Shares Acquired On Exercise
		Value Realized ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John H. Schnatter	0	—	202,028	90,750	643,552	0
Blaine E. Hurst	27,500	96,390	191,501	0	221,415	0
Robert J. Wadell	3,600	53,585	57,250	52,750	0	0
Barry M. Barron	2,700	30,337	52,864	9,500	0	0
Michael R. Cortino	0	—	4,500	55,500	0	0

(1)
The Value Realized represents the difference between the fair market value on the date of exercise and the total option exercise price.

(2)
Based on the difference between the option exercise price and the last reported sale price of the Common Stock ($22.25) as reported on The Nasdaq Stock Market on December 29, 2000, the last trading day of the Company's 2000 fiscal year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The following report includes a discussion of the Compensation Committee's philosophy on executive compensation, the primary components of the Company's compensation program and a description of the Chief Executive Officer's compensation package during 2000.

    Compensation Principles.  The Compensation Committee is responsible for advising the Board of Directors on matters relating to the compensation of the Company's executive officers and administering the Company's 1999 Team Member Stock Ownership Plan and 1993 Stock Ownership Incentive Plan. The Compensation Committee believes the following principles are important in compensating executive officers:

  •
  Base compensation awarded by the Company should be effective in attracting, motivating and retaining key executives.

  •
  Incentive compensation should be awarded based on the achievement of growth, operational or earnings targets at the Company, its subsidiaries or restaurants, as appropriate to the executive officer.

  •
  Executive officers should have an equity interest in the Company to encourage them to manage the Company for the long-term benefit of stockholders.

    The Company's executive officers are compensated through a combination of salary and, from time to time, bonuses and stock option awards. Each form of compensation is discussed below.

    Annual Salary.  The Committee reviews salary levels on an annual basis with the Chief Executive Officer and the Company's other senior managers, and makes adjustments as appropriate or necessary to keep employees motivated. The Committee has given great weight to the Chief Executive Officer's recommendations as to annual salary levels of the Company's executive officers.

    In February 2001, in connection with the restructuring of certain management positions, the Committee approved executive salaries for 2001 based upon market pricing information, together with consideration of each officer's scope of responsibilities and individual performance, as well as the importance of the position to the implementation of the Company's strategies.

    Bonus Program.  During 2000, certain officers and employees within the Company's restaurant operations, commissary and equipment areas, including several executive officers, were eligible to receive bonuses based on the attainment of operational goals during the fiscal year. The operational goals include targeted sales and profits at the restaurant or commissary level, or on a Company-wide basis, depending upon the employee's position, or the opening of a targeted number of Company-owned or franchised restaurants. The Board retains discretion to award bonuses in excess of the pre-determined maximum if growth or performance is exceptional and results from the efforts of the officer or employee. Other officers received discretionary cash bonuses based upon a review of performance by his or her supervisor or, in the case of executive officers, the Committee.

    In February 2001, the Committee approved a new Management Incentive Plan ("MIP") designed to reward executive and other officers and certain management personnel other than in the Company's operations area for the achievement of certain corporate goals. For 2001, awards will be paid quarterly under the MIP to eligible participants based on the Company's earnings per share of common stock exceeding certain target levels.

    Stock Option Awards.  All of the Company's executive officers hold stock options. No stock options were awarded in 2000 to executive officers, with the exception of an award to Michael R. Cortino upon his promotion to Senior Vice President; those options become exercisable in four annual installments of 25%.

    Compensation of Chief Executive Officer.  The Compensation Committee determined the salary, bonus and stock options received by John H. Schnatter, Founder, Chairman and Chief Executive Officer of the Company, for services rendered in 2000. Consistent with the compensation policies and components described above, in light of Mr. Schnatter's scope of responsibilities, and based upon input from Mr. Schnatter, he received a base annual salary of $225,000 for 2000. He did not receive an award of stock options or a cash bonus during 2000.

    OBRA Deductibility Limitation.  The Omnibus Budget Reconciliation Act of 1993 ("OBRA") limits the deduction by public companies of compensation of certain executive officers to $1 million per year, per executive officer, unless certain criteria are met. It is the Company's policy to comply whenever appropriate and possible with the requirements of OBRA applicable to the qualification of any such compensation for deductibility, and the Committee continues to review issues relating to this compensation deduction limitation.

                      COMPENSATION COMMITTEE
                       Jack A. Laughery, Chairman
                      O. Wayne Gaunce

AUDIT COMMITTEE REPORT

    Securities and Exchange Commission rules that took effect in December 2000 require that for all votes of stockholders the proxy statement include a report of the Audit Committee addressing several matters identified in the rules. In addition, the SEC requires that any written charter adopted by the Audit Committee be included as an attachment to the proxy statement at least once every three years. The Audit Committee adopted an updated written charter on May 24, 2000, a copy of which is included in this proxy statement as Appendix A.

    Under its charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the financial reporting process, including the systems of internal controls. The Company's independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report on those financial statements.

    In fulfilling its oversight responsibilities, the Committee reviewed the consolidated audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. The Committee has reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board (ISB) Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of nonaudit services with the auditors' independence.

    The Committee held three meetings during fiscal year 2000. The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. Additionally, the Committee's Chairman, as a representative of the Committee, corresponds with the independent auditors prior to public release of the Company's quarterly earnings announcement.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 30, 2001.

                      AUDIT COMMITTEE
                       Richard F. Sherman, Chairman
                      Jack A. Laughery
                      Michael W. Pierce

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Immediately prior to its initial public offering of Common Stock in 1993, the Company's Board of Directors adopted a policy requiring that all future transactions with affiliates be on terms comparable to those that the Company could obtain from unaffiliated third parties. In addition, the policy requires that all such transactions be approved by a majority of the members of the Board who are not officers or employees of the Company and who do not have an interest in the transaction.

    The current members of the Compensation Committee, Messrs. Gaunce and Laughery, are franchisees of the Company. Set forth below is a description of transactions during the Company's last fiscal year involving these directors, as well as other directors and executive officers of the Company.

Franchise and Development Arrangements

    Prior to the Company's initial public offering of Common Stock in 1993, certain executive officers and directors of the Company acquired equity interests in entities that were franchisees of the Company and that had rights to develop Papa John's restaurants. Certain of the entities acquired development rights at reduced development fees and also pay a reduced franchise fee when each restaurant is opened. However, such entities pay royalties at the same rate as other franchisees. The Company has entered into additional franchise and development agreements with non-employee directors and executive officers of the Company and entities in which they have an equity interest, and may continue to do so in the future. It is expected that any such arrangements will be on terms no more favorable than with independent third parties.

    Set forth below is a description of franchise and development arrangements between the Company and entities in which the Company's executive officers and directors, as well as their immediate family members, have an equity interest as of the end of the fiscal year or had an equity interest prior to an acquisition of the entity, and the amount of franchise fees, development fees and royalties earned by or paid to the Company from such entities during the last fiscal year. Such entities also purchase various food and other products from the Company's commissary system and may purchase from the Company the equipment and other items needed to open a Papa John's restaurant. All such purchases and sales are made on terms and at rates identical to those that may be obtained from the Company by an independent franchisee.

Name and Percentage Owned	Franchise Entity—Amounts Earned
John H. Schnatter (76.00%) Annette Schnatter (24.00%)	Joe K Corporation—Operates one restaurant in Louisville, Kentucky. Paid royalties of $49,364 in 2000. John and Annette Schnatter are husband and wife.
Richard F. Sherman (72.00%) John H. Schnatter (8.00%)	Sherfiz, Inc. and Sherfiz II, Inc.—Operate two restaurants in Ohio and one in West Virginia. Paid royalties aggregating $108,280 in 2000.
Richard F. Sherman (79.75%) John H. Schnatter (8.00%)	P.J. Cambridge, Inc.—Operates one restaurant in Ohio and two in West Virginia. Paid royalties of $85,866 in 2000.
Richard F. Sherman (72.00%) John H. Schnatter (8.00%)	PJ Union Town, Inc.—Operates one restaurant in Pennsylvania. Franchise and development fees earned by the Company in 2000 were $20,000. Paid royalties of $20,994 in 2000.
Blaine E. Hurst (22.19%) Charles W. Schnatter (22.19%) Richard J. Emmett (22.19%) Timothy C. O'Hern (28.22%)	Capital Pizza, Inc.—Operates twelve restaurants in Illinois and Indiana. Paid royalties of $313,344 in 2000. Messrs. Emmett and O'Hern are also executive officers of the Company.

Wade S. and Elizabeth Oney (100.00%)
Bam-Bam Pizza, Inc.—Operates nineteen restaurants in Florida. Franchise and development fees earned by the Company in 2000 were $45,000. Paid royalties of $606,013 in 2000. Wade and Elizabeth Oney are husband and wife.
Wade S. Oney (100.00%)	L-N-W Pizza, Inc.—Operates twelve restaurants in Florida. Paid royalties of $520,277 in 2000.
Wade S. Oney (50.00%)	Brown's Pizza, Inc.—Operates two restaurants in Florida. Paid royalties of $71,779 in 2000.
Wade S. Oney (35.00%)	Eagle Eye Pizza, Inc.—Operates three restaurants in Oregon. Franchise and development fees earned by the Company in 2000 were $15,000. Paid royalties of $43,325 in 2000.
Richard F. Sherman (20.00%)	PJ Carolina, Inc.(1)—Operated three restaurants in North Carolina. Paid royalties of $10,945 in 2000.
Richard F. Sherman (6.60%) Jack A. Laughery (4.47%) Charles W. Schnatter (0.30%)
PJ America, Inc. and subsidiaries—Operate 176 restaurants in Alabama, California, Louisiana, Ohio, Oregon, Texas, Utah, Virginia, Washington and Puerto Rico. Franchise and development fees earned by the Company in 2000 were $355,000. Paid royalties of $4,345,558 in 2000.
Jack A. Laughery (21.17%)	PJIOWA, L.C.—Operates 22 restaurants in Iowa and two restaurants in Illinois. Franchise and development fees earned by the Company in 2000 were $100,000. Paid royalties of $546,305 in 2000.
Jack A. Laughery (18.69%) Helen Laughery (3.33%) Brenda Weinke (1.67%) Kelly Winstead (1.67%) M. Christine Laughery (1.67%) Sarah McCauley (1.67%)
Houston Pizza Venture, LLC—Operates 56 restaurants in Texas. Franchise and development fees earned by the Company in 2000 were $45,000. Paid royalties of $1,598,122 in 2000. Helen Laughery is the wife of Jack Laughery, and the other persons named are his daughters.
Jack A. Laughery (25.00%)
PJ New England, LLC—Operates 23 restaurants in Connecticut, Massachusetts, Rhode Island and New Hampshire. Franchise and development fees earned by the Company in 2000 were $15,000. Paid royalties of $396,917 in 2000.
Michael W. Pierce (75.00%)	Missouri Pizza Group, LLC—Operates six restaurants in Missouri. Paid royalties of $184,535 in 2000.
Michael W. Pierce (75.00%)	Arkansas Pizza Group, Inc.—Operates 14 restaurants in Arkansas. Franchise and development fees earned by the Company in 2000 were $35,000. Paid royalties of $349,812 in 2000.
Michael W. Pierce (95.00%)	Oklahoma Pizza Group, LLC—Operates ten restaurants in Oklahoma. Franchise and development fees earned by the Company in 2000 were $60,000. Paid royalties of $225,560 in 2000.

Wayne Gaunce (25.66%) Patrick Gaunce (35.00%)	Gaunce Management, Inc.(2)—Operates 21 restaurants in Illinois, Kentucky, Mississippi, Missouri and Tennessee. Paid royalties of $723,639 in 2000. Patrick Gaunce is the son of Wayne Gaunce.
Wayne Gaunce (25.33%) Patrick Gaunce (35.00%)	OWG, Inc.(2)—Operates ten restaurants in Alabama. Franchise and development fees earned by the Company in 2000 were $5,000. Paid royalties of $336,490 in 2000.
Wayne Gaunce (15.20%) Patrick Gaunce (21.00%)	Texas P.B., Inc.—Operates six restaurants in Texas. Paid royalties of $224,670 in 2000.
Wayne Gaunce (12.67%) Patrick Gaunce (17.50%)	Michigan Restaurant Group, Inc.—Operates nine restaurants in Michigan. Franchise and development fees earned by the Company in 2000 were $5,000. Paid royalties of $330,110 in 2000.
Wayne Gaunce (12.67%) Patrick Gaunce (18.20%)	Camelback Pizza, Inc.—Operates 36 restaurants in Arizona. Franchise and development fees earned by the Company in 2000 were $60,000. Paid royalties of $868,998 in 2000.
Wayne Gaunce (8.46%) Patrick Gaunce (11.69%)	Mountain Valley, Inc.—Operates seven restaurants in Idaho. Franchise and development fees earned by the Company were $30,000. Paid royalties of $118,682 in 2000.
Patrick Gaunce (100%)	SPG, Inc.—Operates two restaurants in Bowling Green, Kentucky. Paid royalties of $103,011 in 2000.
Patrick Gaunce (20.11%)	Mirage Pizza, Inc.—Operates five restaurants in Arizona. Franchise and development fees earned by the Company in 2000 were $30,000. Paid royalties of $114,358 in 2000.

(1)
PJ Carolina, Inc., was acquired by another franchisee in March 2000.

(2)
OWG, Inc. transferred nine of its stores to Gaunce Management, Inc. effective December 31, 2000.

Franchisee Loan Program

    Since 1996, Capital Delivery, Ltd., a wholly owned subsidiary of the Company, has extended loans to selected franchisees from time to time for use in the construction and development of their restaurants. Loans under the program typically bear interest at fixed or floating rates, and are generally secured by the fixtures, equipment, signage and, where applicable, the land of each restaurant, the ownership interests in the franchisee and, in certain circumstances, guarantees of the franchisee owners. Under the terms of a typical applicable loan agreement, interest only is payable over the term of the loan, generally 12 to 24 months; thereafter, if the loan is not in default, the franchisee may convert the loan to a term loan with principal and interest payable monthly, amortized over a four- to six-year term.

    Set forth below is a description of franchise loan transactions between Capital Delivery, Ltd., and entities in which the Company's executive officers and directors, as well as their immediate family members, have an equity interest; the largest aggregate amount outstanding during 2000; and the amount outstanding and the applicable rate of interest on such loans as of February 25, 2001.

Name and Percentage Owned	Franchise	Largest Principal Amount Outstanding In Fiscal Year	Principal Amunt Outstanding	Interest Rate(1)
Blaine E. Hurst (22.19%) Charles W. Schnatter (22.19%) Richard J. Emmett (22.19%) Timothy C. O'Hern (28.22%)	Capital Pizza, Inc.	$184,976	$0	10.50%
Wade S. Oney and Elizabeth Oney (100%)	Bam-Bam Pizza, Inc.	1,700,000 2,000,000	0 0	9.25% 9.50%
Wade S. Oney (100%)	L-N-W Pizza, Inc.	304,622	0	8.00%
Michael W. Pierce (75.00%)	Missouri Pizza Group, LLC	616,215 200,000	374,219 200,000	9.50% 10.00%
Michael W. Pierce (85.00%)	Arkansas Pizza Group, Inc.	50,000	50,000	9.50%

(1)
Applicable interest rate as of February 25, 2001, or, if earlier, when paid in full.

    On January 1, 2001, Capital Delivery, Ltd. also extended to Oklahoma Pizza Group, LLC, of which Michael W. Pierce owns a 95% interest, a loan in the principal amount of $200,000, at a variable interest rate of 9.50% as of February 25, 2001.

PJ America, Inc. Stock Warrant

    PJ America, Inc., Papa John's largest franchisee ("PJ America"), completed an initial public offering of its common stock ("IPO") in October 1996. In connection with the IPO, PJ America issued to the Company a warrant to purchase 225,000 shares of its common stock. The warrant is exercisable in whole or in part at any time within five years from the closing date of the IPO, and the purchase price of each share of PJ America common stock pursuant to the warrant is $11.25 per share (90% of the IPO price of $12.50 per share). The warrant was issued by PJ America to the Company in consideration for the grant by the Company of rights to enter into development agreements for certain specified territories and the waiver by the Company of certain market transfer fees. The Company's agreement with PJ America anticipates that PJ America will pay standard development and franchise fees in connection with opening restaurants in the specified territories. In addition to his ownership interest as set out above, Mr. Sherman is Chairman of the Board of PJ America.

Employment Agreement

    Wade Oney served as Chief Operating Officer of the Company pursuant to an employment agreement from 1997 until he relinquished that position effective March 1, 2000. Under that employment agreement, Mr. Oney was paid an annual salary of $150,000 and was eligible to earn an annual bonus of up to $100,000. Mr. Oney remains a director and franchisee of the Company, and continues to serve as an employee working on special projects. Under the terms of Mr. Oney's new arrangement with the Company, he receives an annual salary of $75,000 and is eligible to earn an annual bonus of up to $25,000.

Consulting Agreement

    The Company and Mr. Sherman are parties to a Consulting Agreement dated March 29, 1991, as amended (the "Consulting Agreement"), pursuant to which the Company pays Mr. Sherman a monthly consulting fee of $12,000 (increased from $10,000 per month as of March 2000), and provides him with group health insurance. The total amount paid to Mr. Sherman in 2000 under the Consulting Agreement was $142,000, and the value of group health benefits provided to Mr. Sherman in 2000 was $2,872. Mr. Sherman is also entitled to compensation at a rate of $157 per hour for each hour of consulting service provided in excess of 30 hours per month. After termination of the Consulting Agreement, Mr. Sherman has agreed not to compete with the Company in any capacity for a period of twelve months, and in any business that offers pizza on a delivery basis anywhere in the United States for a period of two years.

Other Transactions

    During 2000, John Schnatter, the Company's Founder and Chief Executive Officer, earned from Papa John's Marketing Fund, Inc. (the "Marketing Fund"), a total of $169,030 for the use of his image and services in the production and use of certain electronic and print advertisements. Mr. Schnatter's minor children also earned a total of $8,678 from the Marketing Fund for the use of their images and services in certain advertisements. The Marketing Fund, a nonprofit corporation formed primarily to support local, regional and national marketing efforts of the Company and its franchisees, is funded by assessment of a percentage of sales generated by both Company-owned and franchised restaurants. Included in the amount earned by Mr. Schnatter in 2000 from the Marketing Fund were $150,000 as an annual retainer and $19,030 for residuals from the broadcast of certain television commercials in which he appeared. In 2000, Company-owned restaurants contributed 27.2 percent of the total contributions to the Marketing Fund from all Papa John's restaurants.

    During 2000, the Company paid $695,184 to Hampton Airways, Inc. ("Hampton"), for charter aircraft services. Included in the amount paid to Hampton is $58,654 for use of a charter aircraft owned by RFS Aviation Corporation ("RFS"). Hampton's sole shareholder is John Schnatter. RFS's sole shareholder is Richard F. Sherman. The Company believes the rates charged to the Company were at or below rates that could have been obtained from an independent third party for similar aircraft.

    Effective December 27, 1999, the Papa John's Franchise Advisory Council, an advisory group including Papa John's franchisees that meets periodically to discuss issues of importance to the Company and its franchisees, initiated a program that allows the cost of cheese to Papa John's restaurants to be established on a quarterly basis. Certain franchisees of the Company formed a corporation, BIBP Commodities, Inc. ("BIBP"), that purchases cheese at the prevailing market price and sells it to the Company's distribution subsidiary, PJ Food Service, Inc. ("PJFS"), at a fixed quarterly price based in part upon historical average market prices. PJFS in turn sells cheese to Papa John's restaurants at a set quarterly price. Capital Delivery, Ltd., a wholly owned subsidiary of the Company, has made available a $17.6 million line of credit to BIBP to fund cash deficits as they may arise; to date no extensions of credit under the line have been made. Among the shareholders of BIBP are the following: Wade Oney (9.09%), a franchisee entity owned in part by Michael Pierce (9.09%), and a franchisee entity owned in part by Wayne Gaunce (18.18%). BIBP intends to pay to its shareholders a total annual dividend equal to eight percent of each shareholder's initial investment. Otherwise, BIBP intends to manage its operations on a break-even basis over time, and there is no expectation that the value of the ownership interests in BIBP will appreciate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Based on a review of these reports and written representations from the reporting persons, the Company believes that all applicable Section 16(a) reporting requirements were complied with for all Common Stock transactions in 2000, except as follows: O. Wayne Gaunce reported late on Form 4 a purchase of shares of Common Stock from the Company pursuant to the exercise of a stock option, and Jack A. Laughery reported late on Form 4 a sale of shares of Common Stock held by Mr. Laughery's wife, for which he disclaims beneficial ownership.

STOCK PERFORMANCE GRAPH

    The following performance graph compares the cumulative total return of the Company's Common Stock to the NASDAQ Stock Market (U.S.) Index and a group of the Company's peers consisting of U.S. companies listed on NASDAQ with standard industry classification (SIC) codes 5800-5899 (Eating and drinking places). Relative performance is compared for the five-year period from December 29, 1995, to December 31, 2000, each the last day of the Company's fiscal year. The graph assumes that the value of the investments in the Company's Common Stock and in each index was $100 at December 29, 1995, and that all dividends were reinvested.

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

CRSP Total Returns Index for:	12/1995	12/1996	12/1997	12/1998	12/1999	12/2000
Papa John's International, Inc.	100.0	177.9	173.4	224.0	129.1	121.5
Nasdaq Stock Market (US Companies)	100.0	123.2	145.0	209.7	385.3	237.7
NASDAQ Stocks (SIC 5800—5899 US Companies) Eating and drinking places	100.0	97.2	82.5	73.7	59.1	86.8

Notes:

  A.
  The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B.
  The indexes are reweighted daily using the market capitalization on the previous trading day.
  C.
  If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D.
  The index level for all series was set to $100.0 on 12/29/1995.

2.  RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

    Subject to ratification by the stockholders of the Company, the Board of Directors has reappointed Ernst & Young LLP, independent auditors, to examine the consolidated financial statements of the Company for the fiscal year ending December 30, 2001. Ernst & Young LLP has audited the Company's financial statements since 1991. Fees paid to Ernst & Young LLP by the Company in 2000 were as follows: $196,100 for the annual audit and quarterly reviews; $39,000 for audit-related services; and $410,449 for nonaudit services.

    Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions by stockholders. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of Ernst & Young LLP as the Company's independent auditors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

OTHER BUSINESS

    The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

    In order for a stockholder proposal to be considered for inclusion in the Company's proxy statement for next year's Annual Meeting, the written proposal must be received by the Company no later than December 14, 2001. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the including of stockholder proposals in Company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be introduced at next year's Annual Meeting, written notice must be received by the Company no later than March 29, 2002. All stockholder proposals also must comply with certain requirements set forth in the Company's Certificate of Incorporation. A copy of the Certificate of Incorporation may be obtained by written request to the Secretary of the Company at the Company's principal offices at P.O. Box 99900, Louisville, Kentucky 40269-0900.

ANNUAL REPORT

    The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000, accompanies this Proxy Statement.

                      By Order of the Board of Directors

                      /s/ Charles W. Schnatter

                      Charles W. Schnatter
                       Senior Vice President, Chief Development Officer,
                      Secretary and General Counsel

Louisville, Kentucky
April 9, 2001

APPENDIX A

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
PAPA JOHN'S INTERNATIONAL, INC.
AUDIT COMMITTEE CHARTER

PURPOSE

    The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Papa John's International, Inc. (the "Company"), for the primary purpose of:

  •
  Assisting the Board in fulfilling its oversight responsibilities for the Company's accounting policies, internal controls and financial reporting practices, and

  •
  Maintaining a line of communication between the Board and the Company's financial management and independent auditors.

COMPOSITION AND QUALIFICATIONS

    The Committee shall be comprised of three or more directors (as determined from time to time by the Board) appointed by the Board in accordance with all applicable independence requirements.

    Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, or become able to do so within a reasonable period of time after his or her appointment to the Committee.

    In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior corporate officer with financial oversight responsibilities.

RESPONSIBILITIES

    The primary responsibility of the Committee is to oversee the Company's financial reporting processes and business risk practices on behalf of the Board and to report the results of the Committee's activities to the Board. Company management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee believes its policies and procedures in carrying out its responsibilities should remain flexible in order to best react to changing conditions and circumstances.

    The following shall be a guide to the principal recurring processes of the Committee in carrying out its oversight responsibilities, which the Committee may supplement as appropriate:

  •
  Auditors' accountability. The Committee shall have a clear understanding with management and the independent auditors that the auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the auditors. The Committee shall review and recommend to the Board at least annually the selection of the Company's independent auditors, subject to stockholder approval.

  •
  Auditors' independence. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the auditors' written disclosures required by the Independence Standards Board Standard No. 1 (ISB 1).

  •
  Quality of accounting policies and disclosures. The Committee shall discuss with the auditors the matters required to be communicated under Statement on Auditing Standards No. 61, Communication with Audit Committees (SAS 61), including but not limited to the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in financial statements.

  •
  Plans and results of audits; controls. The Committee shall discuss with the independent auditors the overall scope and plans for their audits. The Committee shall meet with the auditors, with and without management present, to discuss the results of the auditors' examinations. Further, the Committee shall discuss with management and the auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's systems to monitor and manage business risks.

  •
  Review of interim financial statements. The Committee shall discuss the results of the independent auditors' quarterly review of interim financial statements as required or upon request of the Committee or the auditors from time to time. The Committee also shall discuss any other matters required to be communicated to the Committee by the auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

  •
  Review of annual financial statements. The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

  •
  Review of charter. The Committee shall review and reassess at least annually the adequacy of the Committee's charter.

  •
  Report to Company stockholders. The Committee shall provide the report required by the rules of the Securities and Exchange Commission to be included in the Company's proxy statement issued in connection with its annual meeting of stockholders.

    While the Committee has the responsibilities and powers set forth in this charter, it is not the Committee's duty to (i) plan or conduct audits, (ii) determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, (iii) conduct investigations, (iv) resolve disagreements, if any, between management and the independent auditors, or (v) assure compliance with laws and regulations and the Company's corporate policies.

* * *

DETACH HERE

PAPA JOHN'S INTERNATIONAL, INC.
P.O. Box 99900, Louisville, Kentucky 40269-0900
Annual Meeting of Stockholders
This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned, a stockholder of PAPA JOHN'S INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints CHARLES W. SCHNATTER and KENNETH M. COX, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all shares of the Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's corporate offices at 2002 Papa John's Boulevard, Louisville, Kentucky, on Thursday, May 17, 2001, at 11:00 A.M. (E.D.T.) and at any adjournment thereof.

The undersigned hereby instructs said proxies or their substitutes:

  (1)
  ELECTION OF DIRECTORS: Charles W. Schnatter, Richard F. Sherman

/ /	FOR the above-named nominees	/ /	WITHHOLD AUTHORITY to vote for the above-named nominees

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

  (2)
  Ratification of the Selection of Independent Auditors: To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2001 fiscal year.

/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
  (3)
  Discretionary Authority: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN ITEM 1 AND FOR THE PROPOSAL SET FORTH IN ITEM 2. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

(Continued, and to be signed on other side)

DETACH HERE

(Continued from other side)

    The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 9, 2001, and a copy of the Company's Annual Report for the fiscal year ended December 31, 2000.

                      Signature                             Date

                      Signature (if held jointly)                   Date

                      Please sign exactly as name appears on proxy. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, state capacity. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2001
GENERAL INFORMATION
RECORD DATE AND VOTING SECURITIES
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS
1. ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
2. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
OTHER BUSINESS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
APPENDIX A